UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2021

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa			001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152	Forest City	Iowa		50436
(Address of Principal Executive Offices)				(Zip Code)

Registrant's telephone number, including area code:   641-585-3535
______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2021, the Board of Directors of Winnebago Industries, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws to reflect a change in the Company’s principal office from Forest City, Iowa to Eden Prairie, Minnesota, effective December 1, 2021. The amendments include (i) amendment of Article I to reflect the new principal office location and (ii) conforming changes to Section 2.1 of Article II and Section 3.3 of Article III to remove Iowa as the default location for annual shareholders and board meetings. Effective December 1, 2021, the Company’s principal office will be located at 13200 Pioneer Trail, Suite 150, Eden Prairie, MN 55347.

The amended and restated bylaws, to be effective December 1, 2021, are filed as Exhibit 3.1 to this report.

Item 8.01 Other Events.

On August 18, 2021, the Company announced the change in headquarters from Forest City, Iowa to Eden Prairie, Minnesota. A copy of the press release announcing this change is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended By-Laws of the Company effective December 1, 2021
99.1	Press Release dated August 18, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	August 18, 2021	By:	/s/ Stacy L. Bogart
Stacy L. Bogart
General Counsel and Senior Vice President